Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion of our report herein dated February 13, 1998, with respect to the financial statements of GTE Mobilnet of South Texas Limited Partnership for the years ended December 31, 1997 and 1996.



                                                            ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 27, 1998